Registrant Name:        The Emerging Markets Infrastructure Fund, Inc.
SEC File Number:        811-8076
CIK Number:             0000913662





Issuer             Trade      Selling       Shares        Price Per
		   Date       Broker        Purchased     Share
							  (U.S.$)

Yanzhou Coal
Mining Co., LTD.   03/30/98   Bear Stearns   7,412,400    $ 0.31


% of Fund           % of       Synidicate
Assets              Issue(1)   Member

0.91%               0.90%      CS First Boston



(1) Represents purchases by all affiliated funds; may not exceed of 25% of the principal amount of the offering.